Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-279461 and 333-248875) and on Form S-8 (Nos. 333-216029, 333-161356, 333-287652, and 333-287653) of Celsius Holdings, Inc. of our report dated October 31, 2025, with respect to the abbreviated financial statements of Rockstar Energy Drink Assets in the United States and Canada, which report appears in the Form 8-K/A of Celsius Holdings, Inc. dated November 12, 2025.

/s/ KPMG LLP

New York, New York

November 12, 2025